UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Amendment No. 1

Filed by the registrant ☒                     Filed by a party other than the registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

VERTICALNET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 15, 2007

To Our Shareholders:

The 2007 annual meeting of shareholders of Verticalnet, Inc. will be held at the office of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103 on August 15, 2007, beginning at 10:00 a.m. local time. At the meeting, you will be asked to act on the following matters:

(1) Election of two directors;

(2) Approval of an increase in number of shares of our common stock authorized for issuance under our 2006 Omnibus Equity Compensation Plan;

(3) Approval of an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of not less than 1-for-5 and not more than 1-for-10 and authorize our Board of Directors to implement the reverse stock split within this range at any time prior to the 2008 annual meeting of shareholders by filing an amendment to our Amended and Restated Articles of Incorporation;

(4) Approval of an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock to 120,000,000 shares;

(5) Approval of an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our preferred stock to 35,000,000 shares;

(6) Approval to issue shares of our common stock upon conversion of our Series B Preferred Stock in an aggregate amount exceeding 19.99% of our outstanding shares of common stock; and

(7) Any other matters that properly come before the meeting.

All holders of record of shares of Verticalnet’s common stock at the close of business on June 12, 2007 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD AND THEN VOTE EITHER BY MAIL BY COMPLETING THE PROXY CARD AND RETURNING IT OR BY TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE PROXY CARD SENT TO YOU.

BY ORDER OF THE BOARD OF DIRECTORS,

Christopher G. Kuhn
Vice President, General Counsel and Secretary
July , 2007
Malvern, Pennsylvania

400 CHESTER FIELD PARKWAY

MALVERN, PENNSYLVANIA 19355

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of Verticalnet, Inc. to be held on August 15, 2007 (the “Annual Meeting”), beginning at 10:00 a.m. local time, at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103 and any postponements or adjournments thereof. Verticalnet first mailed these proxy materials to shareholders on or about July , 2007.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters listed in the Notice of Annual Meeting and any other matters that properly come before the meeting. In addition, the management team will report on the performance of Verticalnet during 2006 and respond to questions from shareholders.

Who can vote at the meeting?

All shareholders of record at the close of business on June 12, 2007, or the “record date,” are entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting.

What are the voting rights of the holders of the common stock?

Holders of our common stock will vote on all matters to be acted upon at the Annual Meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

How do I vote?

You may attend the Annual Meeting and vote in person. Alternatively, you may vote your shares by proxy by:

•	mail, or

•	telephone

To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided for receipt by us prior to August 14, 2007 (proxy cards received after 11:59 p.m., August 14, 2007 will not be counted). The enclosed proxy card contains instructions for telephone voting, which is available to shareholders 24 hours a day, 7 days a week until 10:00 a.m., Malvern, Pennsylvania time on August 15, 2007.

Please note that if your shares are held in “street name,” you must check the proxy card or contact your broker or nominee to determine if you will be able to vote by telephone. If you want to vote in person at the Annual Meeting and you hold Verticalnet common stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Annual Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

Please also note that by casting your vote by proxy in any of the ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except in certain circumstances where it is important to protect the interests of Verticalnet and its shareholders.

What if I do not indicate my preference on the proxy card?

If you return a proxy card but do not indicate how you would like your shares to be voted with respect to a particular proposal, your shares will be voted FOR the election of the nominated slate of directors. As to other matters as may properly come before the meeting (or any adjournments or postponements thereof), the proxy holders will vote as recommended by the Board of Directors. If no such recommendation is made, the proxy holders will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Verticalnet either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

What constitutes a quorum?

As of the record date, Verticalnet had 12,412,541 shares of its common stock outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders entitled to cast at least a majority of votes which all shareholders are entitled to cast as of the record date will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Annual Meeting for purposes of a quorum.

What are the recommendations of the Board of Directors?

Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote

•	FOR the election of the nominated slate of directors;

•	FOR approval of an increase in number of shares our common stock authorized for issuance under the Company’s 2006 Omnibus Equity Compensation Plan;

•

FOR approval of an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of not less than 1-for-5 and not more than 1-for-10 and authorize our Board of Directors to implement the reverse stock split within this range at any time prior to the 2008 annual meeting of shareholders by filing an amendment to our Amended and Restated Articles of Incorporation;

•	FOR approval of an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock to 120,000,000 shares;

•	FOR approval of an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our preferred stock to 35,000,000 shares; and

•	FOR approval to issue shares of our common stock upon conversion of our Series B Preferred Stock in an aggregate amount exceeding 19.99% of our outstanding shares of common stock.

The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the Annual Meeting. If the Board of Directors gives no recommendation on any such matter, the proxy holders will vote in their own discretion.

What vote is required to approve each proposal?

Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Thus, the two candidates with the most affirmative votes will be elected at the Annual Meeting.

Other Proposals. For the other proposals, including an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split at the discretion of our Board of Directors, an amendment to the Verticalnet, Inc. 2006 Omnibus Equity Compensation Plan to increase the number of shares of our common stock authorized for issuance thereunder, an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock, an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our preferred stock, the issuance of shares of our common stock upon conversion of our Series B Preferred Stock in an aggregate amount exceeding 19.99% of our outstanding shares of common stock and each other proposal that may be properly brought before the meeting, the affirmative vote of a majority of the votes cast by all the shareholders entitled to vote for the proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum. However, under Pennsylvania law, a proxy marked “ABSTAIN” is not considered a vote cast. Accordingly, an abstention will have no effect on the approval of these proposals.

What is a “broker non-vote”?

Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on “routine matters,” such as director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as amendments to stock plans.

How are broker non-votes counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal. A broker non-vote will not affect the outcome of any proposal in this proxy statement.

Who conducts the proxy solicitation and how much will it cost?

Verticalnet is soliciting the proxies and will bear the cost of the solicitation. Verticalnet has retained Georgeson Shareholder to aid in the solicitation. For these services, Verticalnet will pay Georgeson Shareholder a fee of $7,000 and reimburse it for out-of-pocket disbursements and expenses. Verticalnet may ask its officers and other employees, without compensation other than their regular compensation, to solicit proxies by further mailing or personal conversations, or by telephone, facsimile, Internet or other means of electronic transmission. Verticalnet will also, if asked, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the common stock.

INFORMATIONAL NOTE REGARDING PRIOR STOCK SPLITS

Information in this proxy statement has been adjusted to reflect four separate stock splits of our common stock. A two-for-one stock split was effected on August 20, 1999 and another two-for-one stock split was effected on March 31, 2000. A one-for-ten reverse stock split was effected on July 15, 2002 and a one-for-seven reverse stock split was effected on June 12, 2006. All references to shares and per share amounts have been adjusted retroactively for these splits.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors is currently divided into three classes; one class consists of three members and two classes have two members. Each class has a three-year term. The classes expire in successive years.

The Board of Directors proposes that each of the nominees identified below, all of whom are currently serving as directors, be re-elected into the class listed below for a new term expiring at the annual meeting in the year listed below and until their successors are duly elected and qualified.

	Nominee For:		Current Director In:
Name	Class	Term Expiring	Class	Term Expiring
Michael J. Hagan	II	2010	II	2007
Gregory G. Schott	II	2010	II	2007

Each of the nominees has consented to serve for the term indicated above. If any of them become unavailable to serve as a director prior to the end of their current term, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

There are currently two vacancies in our Class I Directors created by the resignations of 2 directors in 2005. There is currently one vacancy in our Class II Directors cause by the resignation of Jeffrey C. Ballowe at the end of 2006. The nominating and corporate governance committee has not sought to identify candidates for nomination to fill these vacancies. As such, after the Annual Meeting two vacancies will remain on the Board of Directors in Class I whose term will expire in 2009 and one vacancy will remain on the Board of Directors in Class II whose term will expire in 2010. Under the terms of our Amended and Restated Articles of Incorporation and bylaws, the Board of Directors may fill these vacancies at any time.

The Board of Directors Recommends That You Vote “FOR” Each of the Following Class II Director Nominees:

MICHAEL J. HAGAN, 44, co-founded Verticalnet in 1995 and served as a director since 1995 and as Chairman of the Board of Directors from February 2002 to May 2005. Mr. Hagan has been President of NutriSystem since 2006 and Chairman and Chief Executive Officer of NutriSystem, Inc. since December 2002. Prior to that, he served as our President and Chief Executive Officer from January 2001 until February 2002, and Executive Vice President and Chief Operating Officer from January 2000 to January 2001. Prior to our founding, Mr. Hagan was Vice President and Senior Manager at Merrill Lynch Asset Management from 1990 to 1995. Currently he serves as a trustee of Internet Capital Group and Saint Joseph’s University. Mr. Hagan received a B.S. from St. Joseph’s University and was formerly a Certified Public Accountant.

GREGORY G. SCHOTT, 41, has served as a director since August 2003 and as Chairman of the Board of Directors since May 2005. Mr. Schott served as Senior Vice President of Marketing for Agile Software Corporation from 2001 to 2002. From 1999 to 2001, Mr. Schott served as Vice President of Business Development for Agile. From 1997 to 1999, Mr. Schott served as Vice President of Marketing at Digital Generation Systems, Inc., a provider of digital distribution systems to the broadcast advertising industry. From 1996 to 1997, Mr. Schott served as Vice President of Operations, from 1995 to 1996 as Director of Business Development and from 1994 to 1995 as Director of Operations, all at Digital Generation Systems. From 1991 to 1994, Mr. Schott served as a management consultant at The Boston Consulting

Group. Mr. Schott received a B.S. in Mechanical Engineering from North Carolina State University and an MBA from Stanford University.

Incumbent Directors

The following persons are serving as Class III directors, whose terms expire in 2008:

NATHANAEL V. LENTZ, 44, has served as our President and Chief Executive Officer and a director since November 2002. He was our Senior Vice President of Strategy and Marketing from August 2000 to November 2002, during which time he had responsibility for guiding our transition from an operator of Internet-marketplaces to a provider of supply management solutions. Prior to that, Mr. Lentz was a Vice President and Partner of Mercer Management Consulting, where he was employed from September 1991 to May 1998 and January 1999 to August 2000. While at Mercer, Mr. Lentz managed the San Francisco office and was a leader in their Global Process Industries and E-Commerce Practices. From May 1998 to November 1998, he was employed as Vice President of Strategic Development at CMC Industries, an electronic manufacturing services company located in Santa Clara, CA. Mr. Lentz received his MBA from Stanford University where he was an Arjay Miller scholar and a B.A. from Brown University.

VINCENT J. MILANO, 43, has served as a director since August 2003. Mr. Milano is serving since January 2007, as Chief Operating Officer, as well as since November 1997, Vice President, Chief Financial Officer of ViroPharma Incorporated. In addition, Mr. Milano has served as Vice President, Finance & Administration of ViroPharma since February 1997, as Treasurer since July 1996, and as Executive Director, Finance &Administration from April 1996 until February 1997. From 1985 until he joined ViroPharma, Mr. Milano was with KPMG LLP, independent certified public accountants, most recently as a Senior Manager. Mr. Milano received his B.S. in Accounting from Rider College.

JOHN N. NICKOLAS, 40, has served as a director since February 2003. Mr. Nickolas has been with The Philadelphia Phillies since July 2003 and is currently Vice President, Chief Financial Officer. Prior to joining The Philadelphia Phillies, Mr. Nickolas had been a managing director with Internet Capital Group, Inc. since January 1999. During his tenure at Internet Capital Group, Mr. Nickolas served in a variety of roles including Chief Financial Officer of ICG Europe Ltd., a wholly owned subsidiary, and as a board member and Chief Financial Officer of Logistics.com, an Internet Capital Group partner company that was sold in December 2002. Prior to joining Internet Capital Group, Mr. Nickolas served in various financial positions with Safeguard Scientifics, Inc. from 1994 through 1998, most recently as Corporate Controller. Prior to joining Safeguard, Mr. Nickolas was an audit manager in the Philadelphia office of KPMG LLP. Mr. Nickolas graduated summa cum laude with a B.S. in Accounting from West Chester University.

The following persons are serving as Class I directors, whose terms expire in 2009:

MARK L. WALSH, 50, has served as a director since August 1997. He is the managing partner of Ruxton Associates, LLC, a private equity and investment firm he founded in April 2002. He was CEO of Air America Radio from November 2003 until April 2004. He also served as head of Internet operations for the John Kerry Presidential Campaign from June 2003 through September 2003, and as Chief Technology Advisor to the Democratic National Committee from December 2001 until September 2002. He served as Chairman of the Verticalnet Board of Directors from July 2000 until February 2002. Prior to that, he served as President and Chief Executive Officer of Verticalnet from August 1997 to July 2000. Before joining Verticalnet, he was a Senior Vice President and corporate officer at America Online, Inc. from 1995 to 1997. He founded and managed AOL Enterprise, the business-to-business division of AOL. Prior to his position with AOL, Mr. Walsh was the President of GEnie, General Electric’s online service.

He currently serves on a number of private company and non-profit boards of directors and advisors. He received his MBA from Harvard Business School and B.A. from Union College.

DARRYL E. WASH, 41, has served as a director since August 2004. Mr. Wash co-founded Ascend Venture Group, LLC in January 2000 and has served as its Managing Partner since January 2000. Ascend is a private investment firm specializing in the education and applied technology industries. Prior to founding Ascend, he served as a Managing Director of Peter J. Solomon Company, a New York-based private investment bank focused in the retail, communications, and education markets, from April 1995 to January 2000. Prior to that, Mr. Wash was employed in the Investment Banking Division of Goldman, Sachs & Co. from June 1991 to March 1995. Currently, Mr. Wash serves as a director of several Ascend portfolio companies. Mr. Wash received a B.A. in Economics from the University of California at Berkeley and an MBA from Stanford University.

Executive Officers

The following table sets forth the name, age, and position of each person who was serving as an executive officer as of June 15, 2007.

Name	Age	Position
Nathanael V. Lentz	44	President and Chief Executive Officer
Jonathan T. Cohen	38	Vice President and Chief Accounting Officer
Christopher G. Kuhn	55	Vice President, General Counsel and Secretary

Set forth below is biographical information about each of our executive officers, except for Mr. Lentz whose biographical information is provided above under “Incumbent Directors.” The executive officers are elected or appointed by our Board of Directors to serve until election or appointment and qualification of their successors or their earlier death, resignation or removal.

NATHANAEL V. LENTZ - see biographical description above.

JONATHAN T. COHEN - has served as our Vice President and Chief Accounting Officer since December 1, 2006. He had served as our Controller from March 2002 to December 2006. Immediately prior to joining Verticalnet, Mr. Cohen was a retained by Constar International to assist them during and after their initial public offering and subsequent SEC filings. From 2000 to 2001, he was a manager with Deloitte & Touche’s Emerging Growth practice, which provided consulting services for emerging growth technology companies. From 1996 to 2000 Mr. Cohen was Corporate Controller of Wilmar Industries, Inc. a publicly traded national distributor of repair and maintenance products to the multi-family industry. Mr. Cohen has also served as an auditor with the accounting firm Fishbein and Company, P.C. Mr. Cohen received a bachelor’s degree from Hartwick College and an MBA with a concentration in Finance from LaSalle University. He is a Certified Public Accountant in the Commonwealth of Pennsylvania.

CHRISTOPHER G. KUHN - has served as our Vice President, General Counsel, and Secretary since October 2002. From February 2000 through October 2002, Mr. Kuhn was Verticalnet’s Vice President of Legal Affairs and Assistant Secretary. From December 1998 through February 2000, he was General Counsel of the Company. Prior to that, he was an attorney with the law firm of Silberman & DiFilippo from 1989 to 1998. Mr. Kuhn received a B.A. from West Chester State College and a J.D. from the Delaware Law School.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors is currently composed of Messrs. Schott, Hagan, Lentz, Milano, Nickolas, Walsh and Wash. Mr. Schott is the Chairman of the Board of Directors. The Board of Directors has determined that all directors, other than Mr. Lentz, will be “independent directors” as that term is defined by the applicable listing standards of The Nasdaq Stock Market. The independent directors met regularly in executive sessions outside of the presence of directors who are not independent.

The Board of Directors met nineteen times during 2006. Four of the meetings were regular meetings and the other fifteen were special meetings. Pursuant to our Corporate Governance Guidelines, all directors are encouraged to attend annual and special meetings of shareholders. Messrs. Lentz and Nickolas were in attendance at our 2006 annual meeting of shareholders.

The Board of Directors has established the following standing committees:

Audit Committee. The principal purposes of the audit committee of the Board of Directors (the “Audit Committee”) are to oversee our processes of accounting, auditing, financial reporting, internal controls and legal compliance functions, including without limitation, oversight of (i) the processes to insure the integrity of our consolidated financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our independent registered public accounting firm. In discharging its duties, the Audit Committee:

•	selects our independent registered public accounting firm and approves in advance any audit or non-audit service provided to us by our independent registered public accounting firm;

•	reviews and discusses consolidated financial statements with management and our independent registered public accounting firm;

•

reviews with management and our independent registered public accounting firm matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the independent registered public accounting firm and other matters relating to our financial condition;

•	reviews with management our disclosure controls and procedures;

•	reviews with management and our independent registered public accounting firm our compliance with applicable law and regulatory requirements;

•	reviews transactions that involve a potential conflict of interest; and

•	reviews our annual report on Form 10-K and our quarterly reports on Form 10-Q for filing with the Securities and Exchange Commission (the “SEC”).

The Audit Committee acts pursuant to a written charter, a copy of which is posted on the Corporate Governance section of our website, www.verticalnet.com.

During 2006, the Audit Committee was comprised of Messrs. Milano, Ballowe and Schott until December 31, 2006, when Mr. Ballowe resigned as a director. The Audit Committee is currently composed of Messrs. Milano, Nickolas and Schott, each of whom the Board of Directors has determined is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market. Mr. Milano is the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Milano qualifies as an “audit committee financial expert” as defined under Item 401(h)(2) of Regulation S-K of the Securities Exchange Act of 1934, as amended. In 2006, the Audit Committee met nine times.

Compensation Committee. The compensation committee of the Board of Directors (the “Compensation Committee”) is charged with reviewing Verticalnet’s general compensation policies; reviewing, approving, recommending and administering Verticalnet’s incentive compensation and stock option plans; and approving certain employment arrangements. The Compensation Committee acts pursuant to a written charter, a copy of which is posted on the Corporate Governance section of our website, www.verticalnet.com.

The Compensation Committee was comprised of Messrs. Wash, Ballowe and Schott until December 31, 2006, when Mr. Ballowe resigned as a director. Since January 1, 2006, the Compensation Committee has been comprised of Messrs. Wash, Schott and Hagan, each of whom the Board of Directors has determined is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market. Since January 1, 2006, Mr. Wash has been the Chairman of the Compensation Committee. In 2006, the Compensation Committee met six times.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) is responsible for identifying and recommending the director nominees to be selected by the Board of Directors for each annual meeting of shareholders; implementing the Board of Directors’ criteria for selecting new directors; developing, reviewing and recommending to the Board of Directors a set of corporate governance policies applicable to Verticalnet; and providing oversight for the evaluation of the performance of the Board of Directors. The Nominating and Corporate Governance Committee acts pursuant to a written charter, a copy of which is posted on the Corporate Governance section of our website, www.verticalnet.com.

The Nominating and Corporate Governance Committee is comprised of Messrs. Nickolas, Milano and Wash, each of whom the Board of Directors has determined is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market. Mr. Nickolas is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met two times in 2006.

PROPOSAL NO. 2 - APPROVAL OF INCREASE IN NUMBER OF SHARES AUTHORIZED

UNDER THE COMPANY’S 2006 OMNIBUS EQUITY COMPENSATION PLAN

The Company currently maintains the 2006 Omnibus Equity Compensation Plan (the “2006 Plan” or the “Plan”), which was approved by the Board of Directors of the Company on March 2, 2006 and adopted by our shareholders on May 19, 2006. The Board of Directors desires to adopt an amendment to the 2006 Plan that would increase the total number of shares of common stock authorized for issuance under the 2006 Plan from 571,429 shares to 2,500,000 shares (i.e., an increase of 1,928,571 shares). The Board of Directors has directed that the proposal to increase the number of shares authorized for issuance under the 2006 Plan be submitted to our shareholders for their approval at the Annual Meeting.

As of June 15, 2007, the 2006 Plan had no shares subject to outstanding awards and 571,429 shares remaining available for issuance. As a result of the one-for-seven reverse split in June 2006, the Board of Directors believes that the number of shares available for issuance under the 2006 Plan is not sufficient in light of the Company’s compensation structure and strategy. The Board of Directors has concluded that our ability to attract, retain and motivate top quality non-employee directors is material to our success and would be enhanced by our continued ability to make grants under the 2006 Plan. The Board of Directors believes that our interests and the interests of our shareholders will be advanced if we can continue to offer our non-employee directors the opportunity to acquire or increase their proprietary interests in us. The Board of Directors believes that the availability of an additional 1,928,571 shares under the 2006 Plan will ensure that we continue to have a sufficient number of shares with which to achieve our compensation strategy. Shareholder approval of the increase in the number of shares reserved for issuance under the 2006 Plan is necessary in order to comply with the listing maintenance standards of the Nasdaq Capital Market.

The material terms of the 2006 Plan are summarized below. A copy of the full text of the 2006 Plan is attached as Exhibit 10.2 to the Company’s current report on Form 8-K filed on July 6, 2006. You are urged to read the full text of the 2006 Plan.

Material Features of the Plan

General. The Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as “options”), (iii) stock units, (iv) stock awards, (v) stock appreciation rights (“SARs”), (vi) performance shares, and (vii) other stock-based awards.

Prior to the amendment of the Plan, the Plan authorized the issuance of 571,429 shares of common stock. Our shareholders are being asked to consider and approve an amendment to the Plan that would, commencing on the date of the Annual Meeting, increase the number of shares of common stock available for grants under the Plan by an additional 1,928,571 shares, so that the total number of shares of common stock that may be granted under the Plan will be 2,500,000 shares. The Plan provides that the maximum number of shares of common stock that may be subject to grants to any individual in any calendar year is 500,000 shares of common stock.

If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, performance shares or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan.

Administration. The Plan will be administered and interpreted by the Compensation Committee of the Board (the “Committee”). However, our Board will approve and administer all grants made to non-employee directors. The Committee may delegate authority to administer the Plan to one or more subcommittees, as it deems appropriate.

The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The Committee presently consists of Messrs. Wash, Hagan and Schott each of whom is a non-employee director of the Company.

Eligibility for Participation. All of our employees and the employees of our subsidiaries, all of our non-employee directors, and consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan. The Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of Common Stock that are subject to each grant.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan must be equal to or greater than last reported sale price of the underlying shares of Common Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of Common Stock on the date of grant.

The Committee will determine the term of each option which shall not exceed ten years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. The Committee will also determine in the grant agreement under what circumstances a grantee may exercise an option after termination of employment or service.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of Common Stock having a fair market value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee determines.

The Committee will determine the number of shares of Common Stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless the Committee determines otherwise, a grantee will have the right to vote shares of Common Stock and to receive dividends paid on such shares during the restriction period. The Committee may determine that a grantee’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions.The Committee will determine in the grant agreement under what circumstances a grantee may retain stock awards after termination of employment or service, and the circumstances under which the stock awards will be forfeited.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share of Common Stock at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Committee. The Committee will determine in the grant agreement under what circumstances a grantee may retain stock units after termination of employment or service, and the circumstances under which the stock units will be forfeited.

SARs

The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive shares of Common Stock or cash equal to an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount for the SAR.

The base amount of each SAR will be determined by the Committee at the time the SAR is granted and will not be less than the last reported sale price of a share of Common Stock on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs. The Committee will determine in the grant agreement under what circumstances a grantee may retain SARs after termination of employment or service, and the circumstances under which the SARs will be forfeited.

Performance Shares

The Committee may grant performance shares to anyone eligible to participate in the Plan. Each performance share provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share of Common Stock at a future date. The Committee will determine the terms and conditions of the performance shares and the number of performance shares that will be granted. The Committee will establish the performance goals and other conditions for payment of the performance shares. Payment will be made at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee.

If a performance unit becomes distributable, it will be paid to the grantee in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Committee. The Committee will establish in a grant agreement a target amount to be paid under a performance share based on achievement of the performance goals. The Committee will determine in the grant agreement under what circumstances a grantee may retain performance shares after termination of employment or service, and the circumstances under which the performance shares will be forfeited.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of Common Stock, and will be payable in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. The terms and conditions for other stock-based awards will be determined by the Committee.

Qualified Performance-Based Compensation.

The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, performance shares or other stock-based awards granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share of stock, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost goals or goals relating to acquisitions or divestitures.

The Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, the Committee will certify and announce the results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of stock awards, stock units, performance shares and other stock-based awards for the performance period will be forfeited or will not be made, as applicable. The Committee may provide in the grant agreement that grants will be payable, in whole or in part, in the event of the participant’s death or disability, a change of control, or under other circumstances consistent with section 162(m) of the Code and its related regulations.

Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Committee will establish the rules and procedures applicable to any such deferrals consistent with section 409A of the Code.

Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without our receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or payment by us of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for issuance under the Plan, the maximum number of shares of Common Stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In the event of a change of control, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants shall be consistent with section 409A or 422 of the Code, to the extent applicable.

Change of Control. Upon a change of control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by the surviving corporation (or a parent or subsidiary of the surviving corporation) and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Notwithstanding the foregoing, in the event of a change of control, the Committee may take any of the following actions with respect to any or all outstanding grants under the Plan: (i) determine that all outstanding options and SARs will automatically accelerate and become exercisable, in whole or in part; (ii) determine that the restrictions and conditions on all outstanding stock awards will immediately lapse, in whole or in part; (iii) provide that grantees holding outstanding performance shares will receive payment, in whole or in part, in settlement of the performance shares, in an amount determined by the Committee, based on the grantee’s target payment for the performance period and the portion of the performance period that precedes the change of control; (iv) determine that all stock units and other stock based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Committee may determine; (v) require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of Common Stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable, (vi) after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate, or (vii) with respect to grantees holding stock units, performance shares or other stock-based awards, the Committee may determine that such grantees will receive a payment in settlement of such stock units, performance shares or other stock-based awards, in such amount and form as may be determine by the Committee.

Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Participants Outside of the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options. Neither the Board nor the Committee can amend the Plan or options previously granted under the Plan to permit a repricing of options, without prior shareholder approval.

Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate on May 19, 2016, unless the Plan is terminated earlier by the Board or is extended by the Board with shareholder consent.

Shareholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, other stock-based awards or performance shares are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan.

Grants Under the Plan. Grants under the Plan are discretionary, so it is currently not possible to predict the number of shares of our common stock that will be granted or who will receive grants under the Plan after the Annual Meeting.

The last sales price of a share of our common stock on June 29, 2007, was $             per share.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Common Stock or payment of cash under the Plan. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii) If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, performance shares and other stock-based awards granted under the Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in Common Stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

No Dissenters Rights

No dissenters rights are available under the Pennsylvania Business Corporation Law or under our Amended and Restated Articles of Incorporation or bylaws to any shareholder who dissents from this Proposal No. 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF AN INCREASE IN NUMBER OF SHARES AUTHORIZED UNDER THE COMPANY’S 2006 OMNIBUS EQUITY COMPENSATION PLAN FROM 571,429 SHARES TO 2,500,000 SHARES.

PROPOSAL NO. 3 - APPROVAL OF AN AMENDMENT TO OUR AMENDED AND

RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF

OUR OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO OF NOT LESS THAN

1-FOR-5 AND NOT MORE THAN 1-FOR-10, AND AUTHORIZE OUR BOARD OF

DIRECTORS TO IMPLEMENT THE REVERSE STOCK SPLIT WITHIN THIS RANGE AT

ANY TIME PRIOR TO THE 2008 ANNUAL MEETING OF SHAREHOLDERS BY FILING AN

AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION

Overview

The Board of Directors has unanimously adopted a resolution approving, subject to approval by our shareholders, a proposed amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our outstanding shares of common stock, at an exchange ratio of not less than 1-for-5 and not more than 1-for-10, at the discretion of the Board of Directors. Shareholder approval of this proposal will authorize the Board of Directors, in its discretion, to effect a reverse stock split, and if so, at such exchange ratio within the approved range, at any time prior to our 2008 annual shareholders meeting. The Board of Directors believes that approval of a proposal granting this discretion to the Board of Directors to effect a reverse stock split and to determine the exchange ratio, as opposed to approval of an immediate reverse stock split at a specific ratio, will provide the Board of Directors with maximum flexibility to react to current market conditions and to therefore achieve the purposes of the reverse stock split, if implemented, and to act in the best interests of the Company.

To effect the reverse stock split, our Board of Directors would file an amendment to our Amended and Restated Articles of Incorporation with the Pennsylvania Secretary of State. The form of amendment to our Amended and Restated Articles of Incorporation to effect the proposed reverse stock split is attached to this proxy statement as Annex 1. If the Board of Directors elects to implement a reverse stock split approved by our shareholders, then the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio for the selected reverse stock split. The number of shares of our common stock between and including five and ten would be combined into and become one share of common stock. The par value of our common stock would remain unchanged at $0.01 per share. The reverse stock split would become effective upon the filing of the amendment to our Amended and Restated Articles of Incorporation with the Pennsylvania Secretary of State. The Board of Directors may elect not to implement a reverse stock split at its sole discretion, even if the proposal to grant the Board of Directors the discretion to effect a reverse stock split is approved by our shareholders.

Our Board of Directors has approved the proposed grant of discretion to effect a reverse stock split. By approving the proposal, however, our shareholders will give our Board of Directors maximum flexibility to determine the best stock split ratio.

Purposes of the Proposed Reverse Stock Split

Our Board of Directors believes that we should maintain the right to implement a reverse stock split for the following reasons:

•	To enhance the acceptability and marketability of our common stock to the financial community and the investing public; and

•

To enable us to use the reverse stock split as may be required to maintain, and our Board of Directors believes it is in our and our shareholders’ best interests to maintain, the listing of our common stock on the Nasdaq Capital Market.

Our common stock is currently listed on the Nasdaq Capital Market. A continued listing on the Nasdaq Capital Market requires us to meet certain qualitative standards, including maintaining a certain number of independent Board of Directors members and independent Audit Committee members, and certain quantitative standards, including that we maintain $2.5 million in shareholders’ equity and that the closing price of our common stock not be less than $1.00 per share for 30 consecutive trading days. Since November 14, 2006, our stock has closed below $1.00 per share.

On September 27, 2006, we received written notification from The Nasdaq Stock Market (“Nasdaq”) that for 30 consecutive trading days the bid price of our common stock had closed below the minimum $1.00 per share required for continued listing under Nasdaq Marketplace Rule 4310(c)(4) (the “Rule”). We were provided an initial period of 180 calendar days, or until March 26, 2007, to regain compliance with the Rule.

On March 27, 2007, we received written notification from Nasdaq that the Nasdaq staff (the “Staff”) had determined that we did not regain compliance with the Rule and that we were not eligible for an additional 180 day compliance period because we did not meet the Nasdaq Capital Market initial listing criteria set forth in Marketplace Rule 4310(c). Specifically, we did not meet the Nasdaq Capital Market initial listing criteria of (i) having either shareholders’ equity of at least $5 million, a market value of listed securities of at least $50 million or net income from continuing operations of $750,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years, and (ii) having a market value of listed securities of at least $5 million. The notice stated that as a result, our common stock would be delisted on April 5, 2007, unless we requested an appeal of the Staff’s determination to a Nasdaq Listing Qualifications Panel (the “Panel”) by April 3, 2007. On April 2, 2007, we requested an appeal of the Staff’s determination to delist our common stock to the Panel.

The appeals hearing was held on May 17, 2007, at which time we presented our plan to regain compliance with the Rule.

On May 23, 2007, we received written notice from Nasdaq that our common stock is also subject to delisting from the Nasdaq Capital Market due to noncompliance with Marketplace Rule 4310(c)(2)(B) which requires us to maintain either minimum shareholders’ equity of $2.5 million, $35.0 million market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. This noncompliance serves as an additional basis for delisting of our common stock from the Nasdaq Capital Market. Pursuant to Marketplace Rule 4804(c), on May 30, 2007, we submitted our plan to regain compliance with Marketplace Rule 4310(c)(2)(B) to the Panel.

Nasdaq has indicated that the Panel will consider the noncompliance with Marketplace Rule 4310(c)(2)(B), in rendering a determination regarding the continued listing of our common stock on the Nasdaq Capital Market. As of June         , 2007, we are awaiting the Panel’s determination.

Our Board of Directors believes that listing on the Nasdaq Capital Market is the preferred listing market for our common stock. If the reverse stock split is approved by our shareholders and implemented by our Board of Directors, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing under the Rule. However, despite the approval of the reverse stock split by our shareholders and the implemented by our Board of Directors, our common stock may nonetheless be delisted from the Nasdaq Capital Market due to our failure to comply with one or more of the Nasdaq Marketplace rules. Management and our Board of Directors believe that the implementation of the reverse stock split may be in the best interests of our Company.

Enhanced Marketability

Our Board of Directors believes that the reverse stock split should also enhance the acceptability and marketability of our common stock to the financial community and the investing public and may mitigate any reluctance on the part of brokers and investors to trade in our common stock. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stock. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our stock.

Our common stock has been trading below $1.00 per share since August 2006. With the shares trading in such a range, small moves in absolute terms in the price-per-share of our common stock translate into disproportionately large swings in the price on a percentage basis, and these swings tend to bear little relationship to our financial condition and results of operations.

In our Board of Directors’ view, these factors have contributed to an unjustified, relatively low level of interest in our Company on the part of investment analysts, brokers and professionals and individual investors, which tends to depress the market for our common stock. Our Board of Directors has thus proposed having the discretion to effect a reverse stock split as a means of increasing the per share market price of our common stock.

Factors Influencing the Board of Directors’ Discretion in Implementing the Reverse Stock Split

The Board of Directors intends to implement a reverse stock split if it believes that this action is in the best interests of our Company. Such determination shall be based upon certain factors, including but not limited to: existing and expected marketability and liquidity of our common stock, The Nasdaq Stock Market’s listing requirements, prevailing market conditions, and the likely effect on the market price of our common stock.

In determining the reverse stock split ratio, the Board of Directors will consider numerous factors, including the historical and projected performance of our common stock, our projected performance, prevailing market and industry conditions and general economic trends, and will place emphasis on the expected closing price of our common stock over the short and longer period following the effectiveness of the reverse stock split with a view to enabling us to meet, for the foreseeable future, the Nasdaq Capital Market’s minimum bid price requirement for continued listing.

No further action on the part of our shareholders would be required to either effect or abandon the reverse stock split. Notwithstanding approval of the reverse stock split proposal by the shareholders, our Board of Directors may, in its sole discretion, determine to delay the effectiveness of the reverse stock split up until the 2008 annual meeting of our shareholders.

Potential Effects of the Proposed Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of our outstanding common stock and to increase the trading price of our common stock. However, we cannot predict the effect of any reverse stock split upon the market price of our common stock, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance and sometimes does not. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock, that the trading price would remain above the thresholds required by the Nasdaq Capital Market or that we will be able to continue to meet the other continued listing requirements of the Nasdaq Capital Market. The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

As a summary and for illustrative purposes only, the following table reflects the approximate number of shares of our common stock that would be outstanding as a result of the potential reverse stock split ratios within the range based on 12,403,164 shares of our common stock outstanding as of the record date, without accounting for fractional shares, which will be rounded up to the nearest whole share:

Proposed reverse stock split	Percentage reduction	Shares to be outstanding
1-for-5	80	2,450,633
1-for-6	83	2,067,194
1-for-7	86	1,771,881
1-for-8	88	1,550,396
1-for-9	89	1,378,130
1-for-10	90	1,240,317

The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock on the Nasdaq Capital Market, especially in the case of larger block trades.

Effects on Ownership by Individual Shareholders

Shareholders should recognize that if a reverse stock split is effected, they will own a smaller number of shares than they currently own (approximately equal to the number of shares owned immediately prior to the reverse stock split divided by five, six, seven, eight, nine or ten, depending on which split ratio is implemented and after giving effect to the rounding up of fractional shares to the nearest whole share, as described below). The reverse stock split would not affect any shareholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Effect on Preferred Stock, Convertible Notes, Options, Warrants and Other Securities

In addition, we would adjust all outstanding preferred stock, convertible notes, options, warrants and other securities entitling their holders to purchase or obtain shares of our common stock as a result of the reverse stock split, as required by the terms of these securities. We would also increase the exercise price of options, warrants and other securities in accordance with the terms of each instrument and based on the exchange ratio of the reverse stock split. Also, we would reduce the number of shares reserved for issuance under our existing stock option and employee stock purchase plans proportionately based on the exchange ratio of the reverse stock split. A reverse stock split would not affect any of the rights currently accruing to holders of our common stock, preferred stock, convertible notes, options, warrants or other securities convertible into our common stock.

Other Effects on Outstanding Shares

If our Board of Directors implements a reverse stock split, then the rights and preferences of the outstanding shares of our common stock would remain the same after the reverse stock split. Each share of our common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

While we expect that the reverse stock split will result in an increase in the market price of our common stock, the reverse stock split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will likely increase the number of our shareholders who own “odd-lots” (less than 100 shares). Shareholders who hold “odd-lots” typically will experience an increase in the cost of selling their shares, as well as potentially greater difficulty in effecting such sales. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lot” even multiples of 100 shares.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split would not affect the registration of our common stock under the Securities Exchange Act.

Authorized Shares of Common Stock

If we implement the reverse stock split, we would also reduce the number of authorized shares of our common stock as designated by our Amended and Restated Articles of Incorporation. The number of issued and outstanding shares of common stock and the number of shares remaining for issuance under our authorized pool of common stock would decrease proportionately. However, our Board of Directors has also approved a proposal to amend our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common and preferred stock to 120,000,000 and 35,000,000 shares, respectively, subject to shareholder approval. See Proposal No. 4 and Proposal No. 5 on pages ___ and of this proxy statement.

Even if Proposal No. 4 is not approved by our shareholders, we would still have a number of additional shares of common stock available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets, and sales of stock or securities convertible into common stock. However, we believe that the availability of the additional shares provides us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

Procedure for Effecting the Proposed Reverse Stock Split and Exchange of Stock Certificates

If our shareholders approve the proposed amendment to our Amended and Restated Articles of Incorporation, our Board of Directors may elect whether or not to declare a reverse stock split, as well as the specific exchange ratio, at any time before our 2008 annual shareholders meeting. The reverse stock split would be implemented by filing the appropriate amendment to our Amended and Restated Articles of Incorporation with the Pennsylvania Secretary of State, and the reverse stock split would become effective on the date the filing is accepted by the Pennsylvania Secretary of State.

As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split, except that holders of unexchanged certificates would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares underlying convertible notes, preferred stock, options, warrants and other securities would also be automatically adjusted on the effective date.

Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into our common stock would be notified of the effectiveness of the reverse stock split. Shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a shareholder until the shareholder has surrendered the shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share and no cash payment will be made in respect to such rounding.

No Dissenters Rights

No dissenters rights are available under the Pennsylvania Business Corporation Law or under our Amended and Restated Articles of Incorporation or bylaws to any shareholder who dissents from this Proposal No. 3.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.01 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any significant accounting consequences would arise as a result of the reverse stock split.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. We have based this discussion on the provisions of the United States federal income tax law as of the date of this proxy statement, which are subject to change retroactively as well as prospectively. This summary also assumes that shareholders hold the shares as a capital asset, as defined in the Internal Revenue Code of 1986 (the “Code”) (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of the shareholder. We urge each shareholder to consult with the shareholder’s own tax advisor with respect to the consequences of the reverse stock split.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, the following tax consequences generally will result:

•	No gain or loss will be recognized by Verticalnet as a result of the reverse stock split.

A holder of the pre-reverse stock split shares who receives only post-reverse stock split shares, in exchange for his or her shares, generally will not recognize gain or loss on the reverse stock split, the aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefore, and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

Votes Required for Approval of Proposal No. 3

The affirmative vote of a majority of the votes cast by all the shareholders entitled to vote for this proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether there is a quorum. However, under

Pennsylvania law, a proxy marked “ABSTAIN” is not considered a vote cast. Accordingly, an abstention will have no effect on the approval of this proposal.

Annex Relating to Proposal No. 3.

The form of an amendment to our Amended and Restated Articles of Incorporation is attached to this proxy statement as Annex 1.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-10, AND AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT THE REVERSE STOCK SPLIT WITHIN THIS RANGE AT ANY TIME PRIOR TO THE 2008 ANNUAL MEETING OF SHAREHOLDERS BY FILING AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL NO. 4 - APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED

AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK TO 120,000,000 SHARES

Overview

On June 19, 2007, the Board of Directors unanimously approved an amendment to our Amended and Restated Articles of Incorporation which would increase the number of authorized shares of common stock, par value $0.01 per share, to 120,000,000 shares.

As of June 15, 2007, we were authorized to issue up to 21,428,571 shares of common stock, of which 12,402,864 shares were issued and outstanding. As of June 15, 2007, approximately 3 million shares were reserved for issuance upon exercise or conversion of warrants, convertible notes, as well as under our compensation and benefit plans.

The Board of Directors would like to increase the number of authorized shares of common stock to accommodate any future stock splits, acquisitions, financings and other corporate purposes. Regardless of whether Proposal No. 3 (Reverse Split) is approved, the Board of Directors desires to increase the number of authorized shares of common stock from 21,428,571 to 120,000,000 shares.

The Board of Directors has previously approved two separate two-for-one stock splits of our common stock, each effected in the form of a stock dividend, and a one-for-ten reverse stock split and a one-for-seven reverse stock split of our common stock. The availability of additional shares for issuance or reservation will provide the Company the flexibility to issue shares of its common stock for possible acquisitions, financings and other corporate purposes, without incurring the expense or delay of a special shareholders’ meeting. Other than with respect to reservation of shares of common stock issuable under Verticalnet’s 2006 Omnibus Equity Compensation Plan, upon conversion of our Series B Preferred Stock or exercise of the warrants to be issued to the purchasers of the Series B Preferred Stock or as publicly announced, the Company has no existing or proposed plans, agreements or understandings to issue, or reserve for future issuance, any of the additional shares of common stock that would be authorized by the proposed amendment. The new shares of common stock would have the same rights as the presently authorized shares of common stock.

We are subject to restrictions on our ability to issue additional shares of common stock in some situations. The Nasdaq National Market requires that we obtain shareholder approval before we issues our common stock in certain circumstances, including when the number of shares to be issued equals or exceeds 19.99% of the voting power outstanding. There are numerous other situations, however, where we can issue shares of common stock without seeking the approval of the shareholders. The issuance of additional shares of common stock, other than in connection with a stock split, could have a dilutive effect on your ownership of the Company. Shareholders do not have preemptive rights. Additionally, the issuance of shares in certain instances may have the effect of forestalling a merger, tender offer, proxy contest, assumption of control by a holder of a large block of the Company’s stock or the removal of its incumbent management. The Board of Directors does not intend or view the increase in authorized common stock as an anti-takeover measure, nor is the Company aware of any proposed or contemplated transaction of this type.

Annex Relating to Proposal No. 4

The form of the proposed amendment to the Company’s Amended and Restated Articles of Incorporation is attached to this proxy statement as Annex 2.

No Dissenters Rights

No dissenters rights are available under the Pennsylvania Business Corporation Law or under our Amended and Restated Articles of Incorporation or bylaws to any shareholder who dissents from this Proposal No. 4.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 120,000,000 SHARES.

PROPOSAL NO. 5 - APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED

AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF PREFERRED STOCK TO 35,000,000 SHARES

Overview

June 19, 2007, the Board of Directors unanimously approved an amendment to our Amended and Restated Articles of Incorporation which would increase the number of authorized shares of preferred stock.

As of June 15, 2007, we were authorized to issue up to 10,000,000 shares of preferred stock all of which are designated as Series B Preferred Stock. 8,700,000 shares of Series B Preferred Stock are issued and outstanding.

The Board of Directors would like to increase the number of authorized shares of preferred stock from 10,000,000 shares to 35,000,000 shares to accommodate additional acquisitions, financings and other corporate purposes.

The availability of additional shares for issuance or reservation will provide the Company the flexibility to issue shares of its preferred stock for possible acquisitions, financings and other corporate purposes, without incurring the expense or delay of a special shareholders’ meeting. Other than with respect to the reservation of shares of Series B Preferred Stock to be issued in connection with the payment of interest to the holders of the Series B Preferred Stock or as publicly announced, the Company has no existing or proposed plans, agreements or understandings to issue, or reserve for future issuance, any of the additional shares of preferred stock that would be authorized by the proposed amendment. The new shares of preferred stock would have the rights as designated by the Board of Directors at the time of issuance of such shares of preferred stock.

Annex Relating to Proposal No. 5

The form of the proposed amendment to the Company’s Amended and Restated Articles of Incorporation is attached to this proxy statement as Annex 3.

No Dissenters Rights

No dissenters rights are available under the Pennsylvania Business Corporation Law or under our Amended and Restated Articles of Incorporation or bylaws to any shareholder who dissents from this Proposal No. 5.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK TO 35,000,000 SHARES.

PROPOSAL NO. 6 - APPROVAL TO ISSUE SHARES OF OUR COMMON STOCK UPON

CONVERSION OF OUR SERIES B PREFERRED STOCK IN AN AGGREGATE AMOUNT

EXCEEDING 19.99% OF OUR OUTSTANDING SHARES OF COMMON STOCK

Overview

On June 1, 2007, we issued and sold 8,700,000 shares of our Series B Preferred Stock, par value $0.01 per share (the “Preferred Stock”), to several individual and institutional investors (the “Investors”). The Preferred Stock was sold pursuant to a Share and Warrant Purchase Agreement, dated as of June 1, 2007, between us and the Investors, as amended (the “Purchase Agreement”). The Investors purchased the Preferred Stock for a purchase price of $2.175 million, consisting of $1.575 million in cash and $600,000 of debt loaned to us in May 2007 that automatically converted into the Preferred Stock on a dollar-for-dollar basis.

The affirmative vote in favor this Proposal No. 6 will authorize the issuance of shares of our common stock upon conversion of the Preferred Stock in excess of 2,480,605 shares, which amount represents 19.99% of the aggregate number of shares of our common stock outstanding immediately prior to the sale of the Preferred Stock.

Share and Warrant Purchase Agreement

Under the Purchase Agreement, we agreed with the Investors that: (a) at our next annual meeting of shareholders, we will solicit shareholder approval of (i) an increase in the shares of our common stock reserved for issuance under the 2006 Omnibus Equity Compensation Plan (see Proposal No. 4), (ii) the issuance of shares of our common stock upon conversion of the Preferred Stock in excess of 2,480,605 shares, which amount represents 19.99% of the aggregate number of shares of our common stock outstanding immediately prior to the sale of the Preferred Stock, (iii) an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock by at least 35,000,000 shares (see Proposal No. 3 (Reverse Split)); (b) the Investors will have rights of first refusal on future financings within 12 months after the closing date of the Purchase Agreement; and (c) all of our officers and directors who hold shares of our common stock will vote in favor of this Proposal No. 6 and Proposal No. 3 (Reverse Split).

Pursuant to the Purchase Agreement and the Statement of Designation (as defined below), depending whether our shareholders approve this Proposal No. 6 and Proposal No. 3 (Reverse Split) at this Annual Meeting, our rights and obligations with respect to the Preferred Stock will change and we will be required to issue a certain number of warrants to purchase shares of our common stock. The consequences of shareholder approval of this Proposal No. 6 and Proposal No. 3 (Reverse Split) are described below.

In addition, we entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”) whereby we agreed to file a registration statement covering the resale of the shares of common stock issuable upon conversion of the Preferred Stock and upon exercise of the warrants to purchase our common stock (the “Registration Statement”). Pursuant to the Registration Rights Agreement, we agreed that in the event that either we fail to file the Registration Statement on a timely basis or the Registration Statement is not declared effective within 120 days after the applicable filing date, we will pay to each Investor an amount equal to 1% of such Investor’s purchase price for the Preferred Stock for each month during which the Registration Statement has either not been filed or is not effective, as applicable.

Preferred Stock

Our rights and obligations with respect to the Preferred Stock are set forth in our Amended and Restated Statement with Respect to Shares of Series B Preferred Stock, filed with the Secretary of State of the Commonwealth of Pennsylvania on May 31, 2007 (the “Statement of Designation”). Upon issuance and until the date of this Annual Meeting, the Preferred Stock is not convertible into shares of our common stock and the holders of the Preferred Stock are not entitled to vote on any matters submitted to our shareholders for approval.

Interest

The Preferred Stock initially accrues interest at a rate of 12% per annum, payable in additional shares of Preferred Stock valued at the Conversion Value (as defined below) on the earliest of the date declared by our Board of Directors, the date of the consummation of a change-of-control transaction of the Company or the date of redemption of the Preferred Stock. The interest rate is subject to adjustment upon the occurrence of certain conditions described below.

Conversion Terms

Following the date of this Annual Meeting, subject to the Beneficial Ownership Cap (as defined below) and depending upon the outcome of the vote on this Proposal No. 6 and Proposal No. 3 (Reverse Split), the Preferred Stock will be convertible into a number of shares of our common stock (the “Conversion Ratio”) determined by multiplying (a) the number of shares of Preferred Stock held by a holder, by (b) the fraction equal to (i) $0.25, divided (ii) by the then applicable conversion value (the “Conversion Value”). As the initial Conversion Value is equal to $0.25, the initial Conversion Ratio is equal to one and therefore, the Preferred Stock will initially convert into shares of our common stock on a one-for-one basis. The Conversion Value will adjust to $0.15 if we fail to complete a subsequent financing transaction on or before December 31, 2007 in which we receive gross proceeds of at least $3,825,000 (a “Subsequent Financing”). In that case, the Conversion Ratio will equal $0.25 divided by $0.15, or approximately 1.67, and the Preferred Stock will convert into shares of our common stock on a one-for-one and two-thirds basis.

The Conversion Ratio is subject to anti-dilution provisions in connection with certain future issuances of our securities as well as for adjustments for stock splits and the like. Specifically, if we issue shares of our common stock at a net effective price per share of our common stock less than the then applicable Conversion Value, the Conversion Value will adjust to the same net effective price per share of our common stock. The anti-dilution provisions above do not apply to certain excluded issuances, including the issuance of securities in a Subsequent Financing, pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement, pursuant to certain underwritten public offerings, pursuant to certain acquisitions by us, upon the conversion or exercise of existing convertible securities, in connection with our stock option plans or in payment of principal or interest under our senior secured convertible promissory notes (the “Senior Notes”).

Beneficial Ownership Cap

The number of shares of our common stock that may be acquired by any individual holder upon conversion of the Preferred Stock, and the number of votes that any individual holder of Preferred Stock will be entitled to cast with respect to matters submitted to our shareholders for approval, when combined with any other shares of our common stock held by such holder and its affiliates, may not exceed 9.99% of the total number of shares of our common stock then issued and outstanding (the “Beneficial Ownership Cap”).

Redemption Feature

The Preferred Stock is redeemable, at each holder’s discretion, at any time after June 1, 2009. Upon redemption, a holder of Preferred Stock will receive $0.25 per share for each share of Preferred Stock being redeemed plus the value of all accrued and unpaid dividends on the Preferred Stock, at a per share price of $0.25.

Voting Rights and Voting Cap

Prior to this Annual Meeting, the holders of Preferred Stock will not be entitled to cast any votes with respect to such shares. Following this Annual Meeting, subject to the Beneficial Ownership Cap and the

Voting Cap (as defined below) and depending upon the outcome of the vote on this Proposal No. 6 and Proposal No. 3 (Reverse Split), each holder of Preferred Stock will have full voting rights and powers with respect to its Preferred Stock, and will be entitled to vote on an as converted to common stock basis. However, no holder of Preferred Stock will be entitled to cast a number of votes with respect to such shares of Preferred Stock in excess of the amount (the “Voting Cap”) equal to 76% of the number of shares of Preferred Stock held by such holder.

Warrants

On the next trading day following this Annual Meeting, the Investors will be issued warrants to purchase shares of our common stock (the “Warrants”). As described below, the Warrants will be exercisable for a certain number of shares of our common stock at certain exercise prices, each dependent upon the outcome of the vote on this Proposal No. 6 and Proposal No. 3 (Reverse Split) at this Annual Meeting. The Warrants become exercisable six months after the date of issuance and for a period of five years; however the Warrants are not exercisable: (a) prior to shareholder approval of this Proposal No. 6 and Proposal No. 3 (Reverse Split); (b) for so long the Senior Notes remain outstanding; or (c) to the extent that the number of shares of our common stock issued upon exercise of a Warrant would result in such holder exceeding the Beneficial Ownership Cap.

Consequences of Shareholder Approval

If the shareholders approve both this Proposal No. 6 and Proposal No. 3 (Reverse Split): (a) the Preferred Stock will be convertible into shares of our common stock in excess of 2,480,605 shares, which amount represents 19.99% of the aggregate number of shares of our common stock outstanding immediately prior to the sale of the Preferred Stock; (b) the redemption feature of the Preferred Stock will be null, void and of no further force or effect; (c) the Preferred Stock will cease to accrue interest at a rate of 12% per annum, and we will have no obligation with respect to the accrued and unpaid interest, which will be deemed paid in full; and (d) subject to the Beneficial Ownership Cap and the Voting Cap, each holder of Preferred Stock will have full voting rights with respect to its Preferred Stock, and will be entitled to vote on all matters submitted to our shareholders for approval.

Upon receiving shareholder approval of both this Proposal No. 6 and Proposal No. 3 (Reverse Split), on the next trading day following this Annual Meeting, we will issue the Investors the Warrants exercisable to purchase 4,350,000 shares of our common stock with an exercise price per share equal to $0.33 and additional Warrants exercisable to purchase 4,350,000 shares of common stock with an exercise price per share equal to $0.70 per share. The placement agent in connection with the Purchase Agreement will also be issued a Warrant exercisable to purchase 435,000 shares of our common stock with an exercise price per share equal to $0.33 and an additional Warrant exercisable to purchase 435,000 shares of our common stock with an exercise price per share equal to $0.70 per share.

Consequences of No Shareholder Approval

If the shareholders do not approve either this Proposal No. 6 or Proposal No. 3 (Reverse Split): (a) the Preferred Stock will only be convertible into shares of our common stock up to the lesser of (the “Conversion Cap”) (i) 2,480,605 shares, which represents 19.99% of the aggregate number of shares of our common stock outstanding immediately prior to the sale of the Preferred Stock, or (ii) 2,175,000, which represents the number of shares of our common stock equal to 25% of the Preferred Stock on an as converted to common stock basis as of the closing date of the Purchase Agreement; (b) subject to the Beneficial Ownership Cap and the Voting Cap, each holder of Preferred Stock will be entitled to vote on matters submitted to our shareholders for approval in a number of votes equal to such holder’s pro rata portion of the Conversion Cap; (c) upon the occurrence of a transaction resulting in the change-of-control of the Company, each holder of Preferred Stock will only be entitled to receive an amount equal to $0.25 per share, plus an amount equal the value of all accrued and unpaid dividends on the Preferred Stock, at the per share value equal to $0.25; (d) each holder of Preferred Stock will retain all rights with respect to the redemption feature of the Preferred Stock; (e) the interest rate on the outstanding shares of Preferred Stock that the Investors are unable to convert in excess of the Conversion Cap will increase to 25% per annum, payable in Preferred Stock: (i) immediately prior to the consummation of a change-of-control transaction of the Company; (ii) immediately prior to redemption of the Preferred Stock; or (iii) on the first business day of each calendar quarter, and for every calendar quarter thereafter. The shares of Preferred Stock issued in payment of the 25% interest will not accrue any interest.

If the shareholders do not approve either this Proposal No. 6 or Proposal No. 3 (Reverse Split), on the next business day following this Annual Meeting we will issue the Investors the Warrants exercisable to purchase 27,358,185 shares of our common stock at an exercise price equal to closing bid price on date prior to the date of issuance, and we will issue the placement agent a Warrant exercisable to purchase 248,060 shares of our common stock at an exercise price equal to closing bid price on date prior to the date of issuance.

Reasons for Shareholder Approval

Our common stock is listed on the Nasdaq Capital Market, and, as a result, we are subject to the rules of The Nasdaq Stock Market. Nasdaq Marketplace Rule 4350(i)(1)(D) requires Nasdaq-listed companies to obtain shareholder approval prior to the issuance of securities under certain circumstances, including a transaction involving the sale and issuance of common stock (or securities convertible into or exercisable for common stock) at a price below the book value or market value of the common stock, where the amount of stock being issued is equal to 20% or more of the issuer’s common stock outstanding before such issuance.

On May 31, 2007, the last trading day prior to the date the Preferred Stock was sold, the closing bid price of our common stock on the Nasdaq Capital Market was $0.33 per share. The purchase price per share of the Preferred Stock was $0.25. Assuming no adjustments are made to the Conversion Ratio, the shares of Preferred Stock will convert into shares of our common stock on a one-for-one basis, and result in the issuance of shares of our common stock at a net effective price below the market value and the book value of our common stock as of the date we sold the Preferred Stock. In addition, certain future issuances of our equity securities may cause anti-dilution adjustments to the Conversion Ratio such that it could result in the issuance of shares of our common stock at a lower net effective price.

Immediately prior to the closing of the sale of the Preferred Stock under the Purchase Agreement, 12,396,311 shares of our common stock were outstanding. On June 1, 2007, we issued and sold 8,700,000 shares of Series B Preferred Stock. Therefore, assuming no adjustments to the Conversion Ratio, the total number of shares of common stock issuable upon conversion of the Preferred equals 8,700,000 and exceeds the 19.99% threshold by approximately 6.2 million shares. In addition, an indeterminate number of shares of our common stock could also be issued upon conversion of the Preferred Stock because of the potential anti-dilution adjustments to the Conversion Ratio or in the event we fail to complete a Subsequent Financing. Accordingly, under Nasdaq Marketplace Rule 4350(i)(1)(D) and pursuant to the terms of the Statement of Designation, we are required to obtain shareholder approval before we can issue shares of our common stock in excess of 2,480,605 shares, which amount represents 19.99% of the aggregate number of shares of our common stock outstanding immediately prior to the sale of the Preferred Stock.

Absent shareholder approval of this Proposal No. 6, we will not be able to issue shares of our common stock upon conversion of the Preferred Stock to the extent such issuance would exceed 2,480,604 shares, or 19.99% of our outstanding shares of common stock as of the date the Preferred Stock was sold. Any shares of Preferred Stock that the Investors are unable to convert in excess of the Conversion Cap will (a) be redeemable at each holder’s discretion at $0.25 per share; and (b) accrue interest at an increased rate of 25% per annum payable quarterly in shares of Preferred Stock. In that event, we may be required to raise additional funds in order to meet our redemption obligation. We may not be able to raise sufficient funds at that time, and, even if we are able to raise sufficient funds, the terms of such financing may not be favorable to us. In addition, absent shareholder approval of this Proposal No. 6, we will be obligated to issue Warrants which could result in substantial dilution to the voting interests of our existing shareholders and those shareholders will own a smaller percentage of our outstanding common stock as a result of such issuance. See “Consequences of Failure to Obtain Shareholder Approval” above.

If this Proposal No. 6 is approved and a future dilutive transaction were to occur or in the event we fail to complete a Subsequent Financing, the Conversion Ratio will be adjusted and, as a result, the issuance of our common stock upon a future conversion of the Preferred Stock could potentially result in substantial dilution to the voting interests of our existing shareholders and those shareholders will own a smaller percentage of our outstanding common stock as a result of such issuance.

If the shareholders approve this Proposal No. 6, a significant number of additional shares of our common stock may be sold in the market, which could decrease the price of the shares of our common stock. In addition, we will be obligated to issue Warrants which could result in substantial dilution to the voting interests of our existing shareholders and those shareholders will own a smaller percentage of our outstanding common stock as a result of such issuance. See “Consequences of Shareholder Approval” above. If the sale of a large amount of shares of our common stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants results in a decline in the price of the our common stock, this event could encourage short sales by the holders or others. Short sales could place further downward pressure on the price of our common stock.

We granted the Investors registration rights with respect to the shares of our common stock issuable upon conversion of the Preferred Stock or exercise of the Warrants. We anticipate filing one or more registration statements with the SEC registering for resale the shares of our common stock that are issuable upon conversion of the Preferred Stock or exercise of the Warrants.

No Dissenters Rights

No dissenter’s rights are available under the Pennsylvania Business Corporation Law or under our Amended and Restated Articles of Incorporation or bylaws to any shareholder who dissents from this Proposal No. 6.

Annex Relating to Proposal No. 6

The Statement of Designation is attached to this proxy statement as Annex 4. You are urged to read the Statement of Designation in its entirely for a complete description of the Preferred Stock.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ISSUANCE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OF THE SERIES B PREFERRED STOCK IN AN AGGREGATE AMOUNT EXCEEDING 19.99% OF OUR OUTSTANDING SHARES OF COMMON STOCK AND RECOMMENDS THAT YOU VOTE “ FOR ” THE APPROVAL OF PROPOSAL NO. 6.

EXECUTIVE COMPENSATION DISCLOSURE

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors is responsible for annually reviewing the corporate objectives with respect to the compensation of Verticalnet’s chief executive officer and other executives and evaluating the chief executive officer’s and other executives’ performance in light of those objectives.

Compensation Program’s Objectives and Components

The objectives of Verticalnet’s executive compensation program are to align the interests of our executives with the interests of shareholders, to retain key executives and to attract new talented executives. In order to accomplish these goals, the Compensation Committee seeks to tie a significant portion of each executive’s total compensation to Verticalnet’s overall performance. The executive compensation program consists of three key elements:

•	An annual base salary;

•	A performance-based annual bonus; and

•	Long-term incentive awards through grants of stock options and/or restricted stock.

Annual Base Salary

The Compensation Committee believes the payment of a competitive base salary is necessary to obtain and retain the chief executive officer and other executives. The annual base salary is the only guaranteed portion of each executive’s cash compensation. The Compensation Committee determines base salaries for Verticalnet’s executives, as well as changes in such salaries, after considering numerous factors, including:

•	Competitive salaries;

•	The nature of the executive’s position and its subjective importance to Verticalnet’s success;

•	Level of experience;

•	Expected amount of individual responsibility; and

•	General market conditions.

Performance-Based Annual Bonus

The Compensation Committee believes the opportunity to earn of a performance-based cash bonus aligns the interests of each executive with the interests of shareholders in Verticalnet’s overall performance. This bonus permits individual executive performance to be recognized on an annual basis. The Compensation Committee determines whether to grant an annual performance bonus for each executive based on the achievement of Verticalnet’s financial and operating objectives, each executive’s individual performance and Verticalnet’s achievement of specific goals within each executive’s area of responsibility. The Compensation Committee tends to weigh the objective goals more heavily than the subjective goals. The Compensation Committee can exercise its discretion to pay bonuses even if the criteria have not been met, and can exercise its discretion to not pay a bonus even if the criteria have been met.

Verticalnet has recently operated with relatively low levels of cash. Under the terms of Verticalnet’s $6.6 million Senior Secured Convertible Promissory Notes, due July 2007, Verticalnet is required to maintain a cash balance of at least $1.5 million. As a result of the low levels and restrictions on cash, the executive team as a whole has consistently received a larger percentage of their total compensation in non-cash compensation. Verticalnet has relatively few non-cash compensation alternatives, and has historically limited its non-cash compensation to grants of stock options, restricted stock, or restricted stock units. If Verticalnet’s cash levels increase in the future, the Compensation Committee may choose to increase the cash based compensation to the executive team.

Long-Term Incentive Awards

The Compensation Committee believes that the annual and periodic grant of stock options, restricted stock and restricted stock units provides an incentive to our executives to build shareholder value.

In the past, the Compensation Committee has utilized grants of stock options, restricted stock and restricted stock units to motivate, reward and retain executives. Stock options are typically granted annually and are subject to vesting provisions to encourage the executives to remain employed with Verticalnet. Grants of restricted stock may also been used together with or in place of stock options to reward executives performance or to encourage executives to remain with the company. Similarly, restricted stock units are often granted at the inception of employment and thereafter on a periodic basis. Upon beginning employment, each executive receives stock options or restricted stock units based upon that executive’s relative position, responsibilities and his or her anticipated performance. The Compensation Committee’s decisions whether to grant stock options, restricted stock or restricted stock units either alone or in combination are based on the availability of shares under the company’s equity compensation plans, the desire to reward or retain an executive and the executive’s perceived value to the company’s success.

Additionally, the Compensation Committee reviews the prior level of grants to the executives and to other members of senior management, including the number of shares that continue to be subject to vesting under outstanding options, in setting the level of new options to be granted to the executives. Stock options are granted at the market price on the date of grant and provide value only if the price of Verticalnet’s common stock exceeds the exercise price on the date of exercise. Restricted stock and restricted stock units are granted at a price of $0.07 per share.

Employee Benefits

In addition, all employees, including executives, are entitled to participate in the company’s other benefit and welfare benefit plans, which include shared cost medical, dental and vision insurance, employee funded long term and short term disability insurance, life insurance flexible spending accounts and 401(k) plan. Verticalnet does not currently contribute to employee’s 401(k) plan. However, Verticalnet has in the past, and may elect in the future, to contribute to employee’s 401(k) plans.

Determination of 2006 Executive Compensation

The Compensation Committee does not use a specific formula for determining each element of compensation, but reviews the total compensation of each executive on an annual basis to determine whether it corresponds with the overall compensation philosophy, adequately rewards the executive for his of her individual contribution to Verticalnet’s achievements during the year (giving due consideration to Verticalnet’s overall success or failure in obtaining the goals for the year) and adequately aligns the interests of the executive with the interests of shareholders.

Base salary was the sole component of compensation for the chief executive officer and other executives for the fiscal year ended December 31, 2006. Because of the financial condition of Verticalnet, including the relatively low levels of cash projected to be available during 2006, in early 2006 the Compensation Committee recommended to the Board of Directors that no annual bonus be awarded during 2006. The Compensation Committee has not yet determined whether any bonus compensation will be awarded for 2007.

Similarly, in early 2006 the Compensation Committee and the Board of Directors decided that no equity incentive compensation, such as grants of stock options, restricted stock or restricted stock units would be awarded in 2006 to the chief executive officer, executives or other employees. The reasons for this decision included the limited number of shares available for issuance under existing equity compensation plans and the provisions of Verticalnet’s $6.6 million Senior Secured Convertible Promissory Notes, due July 2007. These notes provide for adjustment to the conversion price of the notes in the event that Verticalnet issues shares of common stock, including any options or restricted stock awards exercisable for shares of our common stock, with a price per share of less than $4.90. Specifically, if Verticalnet issues share of common stock at a price below $4.90 per share, the conversion price will adjust to the same price as the shares of common stock issued below $4.90 per share. The anti-dilution provisions do not apply to certain excluded issuances, including the issuance of securities pursuant to equity compensation plans that existed before the August 2005 issue date of the notes. As there were insufficient shares available for issuance under equity compensation plans in existence in August 2005 to make meaningful grants to employees, including executive officers, no such awards were made.

While there are shares available for issuance under our 2006 Omnibus Equity Compensation Plan, approved by our shareholders at the 2006 Annual Meeting, because this plan was not an existing equity compensation plan at the time of issuance of the notes, so long as the notes remain outstanding, no grants of awards below $4.90 per share can be made under that plan without triggering an adjustment to the conversion prices of the notes. In July 2007, once the notes have been paid in full, this restriction will no longer apply to awards issued under the 2006 Omnibus Equity Compensation Plan. The Committee has no plan to issue awards to employees to compensate for the period in which grants have not been made.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all decisions regarding the compensation of the chief executive officer and other executives and approves recommendations regarding equity awards to all officers and directors. Generally, these decisions are based on an evaluation of the criteria discussed above, as determined by the chief executive officer and discussed with the Compensation Committee. In the case of the chief executive officer, the Compensation Committee makes its determinations based in part upon a survey and review of the chief executive officer’s performance by other directors and members of the senior management team.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Verticalnet may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Verticalnet believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. In this regard, for fiscal 2006, the amount of base salary in excess of $1,000,000 for any named executive officer was not deductible for federal income tax purposes. In 2006, the company did not pay salary to any executive greater than $1,000,000.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, Verticalnet believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, Verticalnet began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of Financial Accounting Standards Board Statement No.123(R).

Post-employment Compensation Plans

Verticalnet does not maintain any retirement, pension or other post-employment compensation plans.

Perquisites and Other Personal Benefits

Verticalnet does not provide the named executive officers with perquisites or other personal benefits with a cumulative value in excess of $10,000. In 2006, the Employment Agreement of the chief executive officer and then chief financial officer were modified in 2006 to provide, among other things, that Verticalnet would reimburse the employee for the annual insurance premium costs associated with a term life insurance policy purchased by the employee with a death benefit equal to $700,000 for the chief executive officer and $600,000 for the then chief financial officer. Gene S. Godick resigned as the chief financial officer effective December 1, 2006 and his employment agreement terminated at that time.

Verticalnet has entered into employment agreements with certain key employees, including the named executive officers. The employment agreements provide for potential payments to the named executive officers in the event of a change in control and are designed to, among other things, promote stability and continuity of senior management.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Verticalnet’s annual report on 10-K/A for 2006 and Verticalnet’s 2007 proxy statement.

THE COMPENSATION COMMITTEE

Darryl E. Wash, Chair Gregory G. Schott Michael J. Hagan

DIRECTOR COMPENSATION

In November 2004, the Board of Directors adopted a policy regarding compensation to the members of the Board of Directors. Verticalnet pays its non-employee directors $10,000 once a year for regular service on the Board of Directors in the form of a grant of restricted stock units (“RSUs”). The number of RSUs granted is determined by dividing $10,000 by the closing price of Verticalnet common stock on the date of grant, which is typically the date of the annual meeting of shareholders. The RSUs have an “exercise” price of $0.01 which is payable by the grantee upon distribution of the shares represented by the RSUs, and typically vest 25% each quarter after the date of grant. On March 2, 2007, the Board of Directors determined that the grant of RSUs to the Board of Directors for 2007 would not be made until the annual grant date for 2007, provided that a present member of the Board of Directors must be on the Board of Directors on the date of the annual grant for 2007 to receive the RSU grant.

Additionally, each non-employee director receives an initial grant of 30,000 options upon joining the Board of Directors and an annual grant of 20,000 options granted on the date of the annual meeting of shareholders. The exercise price of the options is the closing price of Verticalnet common stock on the date of grant. The options are generally non-qualified stock options and 100% of the options vest in one year from the date of grant. Options have a maximum term of ten years, except that a director has 90 days to exercise after leaving the Board of Directors. For fiscal 2005, Verticalnet granted 20,000 options and 14,085 RSUs to its non-employee directors. On March 2, 2007, the members of the Board of Directors determined that the annual grant of options for 2007 will have an exercise price equal to the greater of: (i) the fair market value of a share of our common stock on the date of such grant, or (ii) $0.70 per share.

Verticalnet pays the chair of the audit committee $5,000 and members of its audit committee $3,500 for each fiscal quarter that they serve on the committee. Verticalnet pays the members of its compensation and nominating and corporate governance committees $1,500 for each fiscal quarter that they serve on the respective committee. In addition, members of the Board of Directors are reimbursed for expenses they incur in attending meetings.

In November 2004, the Board of Directors adopted a policy regarding compensation to the members of the Board of Directors. Verticalnet pays its non-employee directors $10,000 once a year for regular service on the Board of Directors in the form of a grant of restricted stock units. The number of restricted stock units granted is determined by dividing $10,000 by the closing price of Verticalnet common stock on the date of grant, which is typically the date of the annual meeting of shareholders. The restricted stock units have an “exercise” price of $0.01 which is payable by the grantee upon distribution of the shares represented by the restricted stock units, and typically vest 25% each quarter after the date of grant. On March 2, 2006, the Board of Directors determined that the grant of restricted stock units to the Board of Directors for 2006 would not be made until the annual grant date for 2007, provided that a present member of the Board of Directors must be on the Board of Directors on the date of the annual grant for 2007 to receive the grant of restricted stock units.

Additionally, each non-employee director receives an initial grant of 30,000 options upon joining the Board of Directors and an annual grant of 20,000 options granted on the date of the annual meeting of shareholders. The exercise price of the options is the closing price of Verticalnet common stock on the date of grant. The options are generally non-qualified stock options and 100% of the options vest in one year from the date of grant. Options have a maximum term of ten years, except that a director has 90 days to exercise after leaving the Board of Directors.

Verticalnet pays the chair of the audit committee $5,000 and members of its audit committee $3,500 for each fiscal quarter that they serve on the committee. Verticalnet pays the members of its compensation and nominating and corporate governance committees $1,500 for each fiscal quarter that they serve on the respective committee. In addition, members of the Board of Directors are reimbursed for expenses they incur in attending meetings.

The following table sets forth the annual compensation paid to directors for 2006.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Gregory G. Schott	$20,000	$10,000	$14,200	$—	$44,200
Michael J. Hagan	—	10,000	14,200	—	24,200
Vincent J. Milano	26,000	10,000	14,200	—	50,200
John N. Nickolas	6,000	10,000	14,200	—	30,200
Mark L. Walsh	—	10,000	14,200	—	24,200
Darryl E. Wash	12,000	10,000	14,200	—	36,200

(1)	The amounts reported in the Stock Awards column relate to restricted shares granted under our 2000 Equity Compensation Plan. The grant date fair value of stock awards granted to each non-employee director in 2006 was $10,000. Information concerning these amounts my be found in Item 8, Financial Statements and Supplementary Data and Note 10 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commissions on April 2, 2007.

(2)	The amounts reported in the Option Awards column relate to restricted shares granted under our 2000 Equity Compensation Plan. The grant date fair value of stock awards granted to each non-employee director in 2006 was $14,200. Information concerning these amounts my be found in Item 8, Financial Statements and

Supplementary Data and Note 10 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commissions on April 2, 2007.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of June 15, 2007 by the following:

•	each of our directors,

•	each of our named executive officers (as defined in the “Summary Compensation Table” section of this proxy statement), and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with rules promulgated by the SEC. Under these rules, an individual or entity is deemed to be the beneficial owner of a security if that individual or entity has or shares voting power or investment power with respect to such security. Voting power includes the power to vote or to direct the voting of a security. Investment power includes the power to dispose of or to direct the disposition of a security. An individual or entity is also deemed to be the beneficial owner of shares of common stock that could be issued upon the exercise of outstanding options and warrants held by such individual or entity that were exerciseable as of June 15, 2007 or exerciseable within sixty (60) days of June 15, 2007.

Unless otherwise indicated, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Stock Ownership

Verticalnet knows of no single person or group that is the beneficial owner of more than 5% of Verticalnet’s common stock as of June 15, 2007.

The following table sets forth securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Amended & Restated 1996 Equity Compensation Plan (1)	84,155	$61.28	1,792
1999 Long Term Incentive Plan	126,138	$6.42	6,177
Equity Compensation Plan for Employees (1999)	155,990	$38.10	51,821
Verticalnet, Inc. 2000 Equity Compensation Plan	521,807	$33.70	114,459
1998 Tigris Plan (2)	7,638	$19.02	15,636
1999 Isadra NQ Plan (3)	126	$3.29	9,614
Atlas Commerce Plan 1999 LTIP (4)	11,010	$108.13	19,132
Isadra Rollover Plan (3)	—	$—	446

	906,864		219,077

(1)	This plan expired by its terms on December 11, 2006 and no further issuances will be made pursuant to this plan.

(2)	Assumed pursuant to acquisition of Tigris Corp. in January 2004.

(3)	Assumed pursuant to acquisition of Isadra, Inc. in May 1999.

(4)	Assumed pursuant to acquisition of Atlas Commerce, Inc. in December 2001.

The following table sets forth the security ownership of certain beneficial owners and management.

Name	Aggregate Number of Shares Beneficially Owned (1)	Acquirable Within 60 days (2)	Total Beneficial Ownership	Percent of Shares Outstanding (3)
Gregory G. Schott	3,072	7,859	10,931	*
Nathanael V. Lentz	37,427	115,780	153,207	1.2%
Michael J. Hagan	32,073	10,112	42,185	*
Vincent J. Milano	3,072	7,859	10,931	*
John N. Nickolas	3,072	7,859	10,931	*
Mark L. Walsh	21,779	18,750	40,529	*
Darryl E. Wash (7) (8)	125,283	10,002	135,285	1.1%
Jonathan T. Cohen	3,253	9,525	12,778	*
Christopher G. Kuhn	10,019	34,897	44,916	*

All directors and executive officers as a group (9 persons)	239,050	222,643	461,693	3.7%

*	Represents less than 1% of Verticalnet’s outstanding common stock.

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(2)	Unless otherwise noted, reflects the number of shares that could be purchased by exercise of options available at June 15, 2007 or within 60 days thereafter under Verticalnet’s stock option plans or warrants that are currently exercisable.

(3)	Based on 12,412,541 of common stock outstanding at June 15, 2007.

(4)	Includes 109,574 shares owned by Ascend Ventures, LP. Mr. Wash is the managing partner of Ascend Ventures, LP. Mr. Wash disclaims beneficial ownership of these shares in their entirety.

(5)	Includes 12,637 shares owned by Halo-B2eMarkets, LLC. Mr. Wash is the managing member of Halo-B2eMarkets, LLC . Mr. Wash disclaims beneficial ownership of these shares in their entirety.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and holders of more than 10% of Verticalnet’s common stock to file reports of ownership and changes of ownership with the SEC. To the best of Verticalnet’s knowledge, the reports for all officers, directors, and holders of more than 10% of Verticalnet’s common stock were timely filed during 2006.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee, as well as the report of the Compensation Committee and the performance graph included elsewhere in this proxy statement, do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing Verticalnet makes under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Verticalnet specifically incorporates these reports or the performance graph by reference therein.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting process and internal controls. Management is responsible for the Company’s internal controls and financial reporting processes. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with the preparation and filing of Verticalnet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the Audit Committee (i) reviewed and discussed Verticalnet’s audited consolidated financial statements for the fiscal year ended December 31, 2006 with Verticalnet’s management and with Verticalnet’s independent registered public accounting firm, KPMG LLP, (ii) discussed with KPMG LLP the matters required to be discussed by the Rules of the SEC and the standards of the Public Company Accounting Oversight Board (United States), (iii) received from KPMG LLP written affirmation of their independence, and discussed with KPMG LLP that firm’s independence and (iv) considered whether KPMG LLP’s provision of non-audit services was compatible with maintaining that firm’s independence. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in Verticalnet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

THE AUDIT COMMITTEE

Vincent J. Milano, Chairman Gregory G. Schott John N. Nickolas

SHAREHOLDER COMMUNICATION WITH BOARD OF DIRECTORS

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Mr. Nickolas, the Chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that Mr. Nickolas as the Chairman of the Nominating and Corporate Governance Committee considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs and personal grievances.

Shareholders who wish to send communications on any topic to the Board of Directors should address such communications in care of Christopher G. Kuhn, Secretary, at Verticalnet, Inc., 400 Chester Field Parkway, Malvern, Pennsylvania 19355.

DISCLOSURE RELATED TO INDEPENDENT AUDITORS

KPMG LLP audited Verticalnet’s consolidated financial statements for the year ended December 31, 2006.

2006 and 2005 Summary of Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees paid for professional audit services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for 2006 and 2005, and fees billed for other services rendered by KPMG LLP.

	2006	2005
Audit fees	$419,050	$338,466
S-3 filings	15,000	5,000
Audit-related fees (1)	1,500	1,500
Audit and audit-related fees	435,550	344,966
Tax fees (2)	—	6,879
All other fees	—	—
Total fees	$435,550	$351,845

(1)	Audit-related fees consist principally of fees for performing due diligence services.

(2)	Tax fees consist of fees for tax consultation services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services to be Provided by Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of the retention of the independent registered public accounting firm for the performance of all audit and lawfully permitted non-audit services and regarding pre-approval of the fees for such services. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of the independent registered public accounting firm and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm to provide these services, as well as certain fee levels for these services. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the pre-approved fee levels. The Audit Committee also has delegated the ability to pre-approve audit and lawfully permitted non-audit services to Mr. Milano, provided that any pre-approvals by Mr. Milano are reported to the full Audit Committee at its next scheduled meeting.

The prior approval of the Audit Committee was obtained for all services provided by KPMG LLP in 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The Board of Directors has determined that as of December 31, 2006, all directors, other than Mr. Lentz, will be “independent directors” as that term is defined by the applicable listing standards of The Nasdaq Stock Market. Accordingly, the Audit Committee, The Compensation Committee and the Nominating and Corporate Governance Committee are each comprised of “independent” directors, as that term is defined by applicable listing standards of The Nasdaq Stock Market.

Transactions with Related Persons

There were no transactions with related persons during the Company’s 2006 fiscal year required by applicable SEC rules and regulations to be disclosed hereunder.

Review, Approval, and/or Ratification of Transactions with Related Persons

In accordance with its charter, the Audit Committee of the Board of Directors is responsible for the review, approval and monitoring of transactions involving related persons. Our Board of Directors and management are aware that all related-person transactions must be approved by our Audit Committee. Because Verticalnet has a relatively simple organizational structure, potential transactions with related person are generally easily recognizable by the members of our Board of Directors and management in the ordinary course of business.

SHAREHOLDER NOMINATIONS FOR DIRECTORS AT ANNUAL MEETING

Shareholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board of Directors recommends to shareholders for election. The qualifications of recommended candidates will be reviewed by the Nominating and Corporate Governance Committee. If the Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in Verticalnet’s proxy card for the shareholder meeting at which his or her election is recommended.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to Mr. Nickolas, Chairman of the Nominating and Corporate Governance Committee, at the address set forth above under “Shareholder Communications with the Board of Directors.” The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors. The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee did not retain any such advisers or consultants during 2006.

Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board of Directors members or by other persons. In considering whether to recommend any candidate for inclusion in the Board of Directors’ slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria which are set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Shareholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board of Directors, by the procedures set forth herein under “Shareholder Proposals for the 2008 Annual Meeting.”

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies properly completed and returned to Verticalnet will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AS AMENDED AND AS FILED WITH THE SEC, EXCLUDING EXHIBITS, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO: VERTICALNET, INC., 400 CHESTER FIELD PARKWAY, MALVERN, PENNSYLVANIA 19355, ATTENTION: INVESTOR RELATIONS.

INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information that is superceded or modified by information contained directly in this proxy statement or in any other subsequently filed document that is also incorporated by reference herein. This proxy statement incorporates by reference the information set forth below that the Company has previously filed with the SEC and that is being delivered to you along with this proxy statement.

The following information contained in our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on April 2, 2007, is incorporated by reference herein:

Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (pages 19 - 36);

Part II, Item 7A. Quantitative and Qualitative Disclosure about Market Risk (pages 37 - 38); and

Part II, Item 8. Financial Statements and Supplementary Data (pages 39 - 78).

The following information contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, as filed with the Securities and Exchange Commission on May 15, 2007, is incorporated by reference herein:.

Part I, Item 1. Condensed Consolidated Financial Statements (pages 1 - 22);

Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (pages 23 - 31);

Part I, Item 3. Quantitative and Qualitative Disclosures about Market Risk (pages 32 - 33).

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Assuming that the date of the 2008 annual meeting of shareholders is not more than 30 days before or after the anniversary date of this Annual Meeting, any shareholder who intends to present a proposal at the 2008 annual meeting of shareholders must deliver the proposal to the Secretary of Verticalnet at 400 Chester Field Parkway, Malvern, Pennsylvania 19355:

•	Not later than April 15, 2008, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

•

Not later than July 1, 2008, if the proposal is submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934, in which case we are not required to include the proposal in our proxy materials. In addition, our bylaws require that we be given advance notice of shareholder nominations for election to our Board of Directors. Such nominations for the 2008 annual meeting of shareholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by certified mail, return receipt requested to the Secretary, in accordance with our by-laws. Our by-laws also require that such notice contain certain additional information. Copies of our by-laws can be obtained without charge from the Secretary.

BY ORDER OF THE BOARD OF DIRECTORS,

Christopher G. Kuhn
Vice President, General Counsel and Secretary , 2007

ANNEX 1

Proposed Amendment to our Amended and Restated Articles of Incorporation

ARTICLES OF AMENDMENT-DOMESTIC CORPORATION

OF

VERTICALNET, INC.

Article SEVENTH is hereby amended to read in its entirety as follows:

SEVENTH: Capital Stock. The aggregate number of shares which the corporation shall have authority to issue is 31,428,571 shares, par value one cent ($0.01) per share, consisting of:

(a)	21,428,571 shares of Common Stock (“Common Stock”); and

(b)	10,000,000 shares of Preferred Stock.

Effective immediately upon the filing of the Articles of Amendment containing this Amendment with the Pennsylvania Secretary of State, every         outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a shareholder will be aggregated and each fractional share resulting from such aggregation shall be rounded up to the nearest whole share and no cash payment will be made in respect to such rounding.

ANNEX 2

Proposed Amendment to our Amended and Restated Articles of Incorporation

ARTICLES OF AMENDMENT-DOMESTIC CORPORATION

OF

VERTICALNET, INC.

Article SEVENTH is hereby amended to read in its entirety as follows:

SEVENTH: Capital Stock. The aggregate number of shares which the corporation shall have authority to issue is 130,000,000 shares, par value one cent ($0.01) per share, consisting of:

(a)	120,000,000 shares of Common Stock (“Common Stock”); and

(b)	10,000,000 shares of Preferred Stock.

ANNEX 3

Proposed Amendment to our Amended and Restated Articles of Incorporation

ARTICLES OF AMENDMENT-DOMESTIC CORPORATION

OF

VERTICALNET, INC.

Article SEVENTH is hereby amended to read in its entirety as follows:

SEVENTH: Capital Stock. The aggregate number of shares which the corporation shall have authority to issue is 56,428,571 shares, par value one cent ($0.01) per share, consisting of:

(a)	21,428,571 shares of Common Stock (“Common Stock”); and

(b)	35,000,000 shares of Preferred Stock.

ANNEX 4

Statement of Designation

PROXY	PROXY

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

VERTICALNET, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate your vote, on the back of this card. Please return this card in the enclosed envelope as soon as possible. Your vote is important.

When you sign and return this proxy card, you:

Appoint Christopher G. Kuhn, Jonathan T. Cohen and James W. McKenzie, Jr. and each of them (or any substitutes they may appoint to take their place), as proxies to vote your shares as you have instructed on the reverse side of this card, at the annual meeting to be held on Wednesday, August 15, 2007 in the offices of Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, Pennsylvania, and at any adjournments or postponements of the meeting;

Authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting; and

Revoke any previous proxy you may have signed.

IF YOU DO NOT SPECIFY HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR EACH NOMINEE AND IN THEIR DISCRETION AS TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

(Continued and to be Signed and Dated on the Reverse Side)

VERTICALNET, INC. 400 CHESTER FIELD PARKWAY MALVERN PA 19355	VOTE BY PHONE - 1-800-690-6903 Please call toll-free up to 11:59 P.M. Eastern Time the day before the meeting. Have your control number and the proxy card available when you call.

VOTE BY MAIL Please date, sign and mail your proxy card in the postage-paid envelope provided or return it to Verticalnet, Inc., c/o ADP, 51 Mercedes Way, Edgewood NY 11747.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NUMBERS 1, 2, 3, 4, 5 AND 6.

1. ELECTION OF DIRECTORS	For All	Withhold All	For All Except	* To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided below:

Nominees:	☐	☐	☐	________
Michael J. Hagan
Gregory G. Schott

	For	Withhold	Against
2. APPROVAL OF AN INCREASE IN NUMBER OF SHARES OF OUR COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER OUR 2006 OMNIBUS EQUITY COMPENSATION PLAN	☐	☐	☐

3.      APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-10 AND AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT THE REVERSE STOCK SPLIT WITHIN THIS RANGE AT ANY TIME PRIOR TO THE 2008 ANNUAL MEETING OF SHAREHOLDERS BY FILING AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION

	☐	☐	☐

4. APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK TO 120,000,000 SHARES	☐	☐	☐

5. APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR PREFERRED STOCK TO 35,000,000 SHARES

6. APPROVAL TO ISSUE SHARES OF OUR COMMON STOCK UPON CONVERSION OF OUR SERIES B PREFERRED STOCK IN AN AGGREGATE AMOUNT EXCEEDING 19.99% OF OUR OUTSTANDING SHARES OF COMMON STOCK	☐	☐	☐

7.	OTHER MATTERS

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

NOTE: PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD.

Include your title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership. All joint owners must sign.

Signature (sign within box)	Date	Signature (Joint Owner)	Date